Exhibit 32
Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes- Oxley Act of 2002
F. Morgan Gasior, Chairman of the Board, Chief Executive Officer and President of BankFinancial Corporation, a Maryland corporation (the “Company”) and Paul A. Cloutier, Executive Vice President and Chief Financial Officer of the Company, each certify in his capacity as an officer of the Company that he has reviewed the Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 (the “Report”) and that to the best of his knowledge:

1.	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

BANKFINANCIAL CORPORATION

Dated:	October 25, 2017	By:	/s/ F. Morgan Gasior
F. Morgan Gasior
Chairman of the Board and Chief Executive Officer

/s/ Paul A. Cloutier
Paul A. Cloutier
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.